                                                                    Exhibit 4(c)


                              CERTIFICATE OF TRUST

                                       OF

                             HUNTINGTON CAPITAL III


                  THIS Certificate of Trust of Huntington Capital III (the "Trust"), dated as of May 21, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

                  1. Name. The name of the business trust formed hereby is Huntington Capital III.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

                  3. Effective Date. This Certificate of Trust shall be effective upon filing.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                   CHASE MANHATTAN BANK DELAWARE,
                                   not in its individual capacity but solely as trustee of the Trust


                                   By:/s/ John J. Cashin
                                      ----------------------------------
                                      Name: John J. Cashin
                                      Title: Vice President


                                   PAUL V. SEBERT, not in his individual
                                   capacity but solely as trustee of the Trust



                                   /s/ Paul V. Sebert
                                   ----------------------------------